Exhibit (n)





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of BlackRock Core Bond Trust (Investment Company Registration No. 333-71836) of our report dated November 20, 2001, relating to the financial statements of BlackRock Core Bond Trust as of November 19, 2001 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 27, 2001